Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-280920) (“Registration Statement”) of our report dated April 30, 2026, relating to the consolidated financial statements of Sentage Holdings Inc included in its annual report on Form 20-F for the years ended December 31, 2025, 2024, and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

April 30, 2026